Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact:
Karen L. VanDerBosch
Chief Financial Officer
MakeMusic, Inc.
(952) 906-3690
kvanderbosch@makemusic.com
MakeMusic Announces Strategic Repositioning
Major Highlights of the announcement include:
•	CEO and Director Ron Raup resigns, Jeff Koch named interim Chief Executive Officer, Karen VanDerBosch appointed Chief Operating Officer

•	Board of Directors appoints Robert Morrison as Chairman, Directors Andy Stephens and Michael Cahr step down as part of a planned reduction in Board size

•	MakeMusic Board completes evaluation of strategic alternatives and decides to remain independent

•	$10 million Stock Repurchase Plan Announced

•	Investment plans initiated to enhance competitive positioning and accelerate long-term growth
Minneapolis — November 10, 2010 — MakeMusic, Inc. (NASDAQ: MMUS), a world leader in music notation and education software, today announced a series of initiatives leading to a strategic repositioning of the company. Major changes include:
Management Changes
Ron Raup has resigned from his positions as Chief Executive Officer and Director of MakeMusic in order to pursue other opportunities. The Board of Directors has unanimously approved the appointment of Jeff Koch as interim Chief Executive Officer and Robert Morrison as Chairman.
“With Mr. Raup’s resignation, we have realigned the leadership team at MakeMusic. We thank Ron for his many efforts and contributions on behalf of the company and we wish him well in his future endeavors,” said Robert Morrison, MakeMusic’s Chairman. “Having completed our analysis of the company’s strategic alternatives and having identified several areas for future growth, the Board of Directors is very pleased to have someone of Jeff Koch’s caliber available to take on the interim CEO role. During the past four years, Mr. Koch has been actively involved in the strategic vision of the Company.”
MakeMusic’s Board intends to conduct a national search for a permanent CEO and Mr. Koch will be a candidate for that position. Mr. Koch has served as a Director of MakeMusic since July of 2006 and as Chairman since October of 2006. Mr. Koch previously served as the Chief Executive Officer of LaunchEquity Partners as well as Chairman of the Board of Peaksware, LLC. He has also been a Principal and the Head of High Yield Investments at both Metropolitan West Asset Management and Strong Capital Management.
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“During Jeff’s tenure on the Board, he has been a key influencer of MakeMusic’s strategic vision and has an in-depth knowledge of the company and its business model,” continued Mr. Morrison. “Jeff will be an invaluable asset as the company executes its strategies and takes advantage of future growth opportunities.”
In related news, the Board of Directors has appointed Karen VanDerBosch to the position of Chief Operating Officer, and she will also continue in her role as Chief Financial Officer. VanDerBosch joined MakeMusic in December of 2006 as Chief Financial Officer.
“Karen and I have worked closely over the past four years and I have tremendous respect for her abilities,” said Mr. Koch. “I am honored to have the opportunity to lead the MakeMusic team and believe that we have great potential to accelerate our growth and increase shareholder value going forward. Our team remains committed to pursuing the growth opportunities that we have identified, which include expanding the scope and reach of our sales team and maximizing our best-in-class product offerings.”
Board of Director Changes
In order to bring parity between the size of the Company with the size of its Board, in addition to Mr. Raup’s resignation, Andy Stephens and Michael Cahr have stepped down as Directors of MakeMusic. These moves bring the size of the MakeMusic Board of Directors down to six members from nine. The Board wants to thank Mr. Stephens and Mr. Cahr for their service as directors.
As previously noted, the Board of Directors has appointed Robert Morrison as Chairman. Mr. Morrison has been a Director since July, 2007. Mr. Morrison is CEO of Quadrant Arts Education Research, one of the nation’s leading research and market intelligence organizations focusing on the education market. Prior to founding Quadrant, Mr. Morrison was the founder and chairman emeritus of Music for All (MFA), and he has also served as vice president of public affairs for VH1 (a division of Viacom), as the Chief Executive Officer of the VH1 Save the Music Foundation, as director of market development for NAMM, the International Music Products Association, and was a senior executive with Pearl Corporation.
Completes Evaluation of Strategic Alternatives
As part of the Board’s strategic analysis, earlier in the year MakeMusic had entered into an engagement with a national investment banking firm to pursue strategic alternatives, including the possible sale of the company. While there were indications of interest in acquiring the company, they did not advance to a definitive offer for the company, and the engagement is now over. At this time, the Board of Directors believes that MakeMusic can maximize shareholder value by remaining independent and building the business.
Stock Repurchase Program
The Board of Directors also has adopted a plan to repurchase up to $10 million of MakeMusic common stock. This program will allow MakeMusic to repurchase stock over the next two years in open market transactions (including through 10b5-1 plans) or private transactions at the discretion of management. Repurchases will be subject to applicable SEC rules and to certain price, market, volume and timing constraints specified in the plan. These repurchases may be commenced or suspended at any time or from time to time without prior notice.
“We are pleased to announce a $10 million share repurchase plan. This plan demonstrates our commitment to maximizing shareholder value and continues our goal to maintain a balanced approach to returning capital to shareholders while preserving financial flexibility to invest in potential acquisitions and internal growth initiatives,” said Mr. Koch. “We believe MakeMusic is a good value in the marketplace today and we intend to execute on this plan with vigor and determination to reward our long-term holders.”
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About MakeMusic, Inc.
MakeMusic®, Inc. is a world leader in music technology whose mission is to develop and market solutions that transform how music is composed, taught, learned and performed. For more than 20 years, Finale® has been the industry standard in music notation software, enabling composers, arrangers, musicians, teachers, students and publishers to create, edit, audition, print and publish musical scores. MakeMusic is also the creator of SmartMusic® interactive software that is transforming the way students practice. With SmartMusic, students and teachers have access to thousands of band, orchestra and vocal pieces allowing students to practice with background accompaniment and get immediate feedback on their performance. SmartMusic allows teachers to individualize instruction and document the progress of every student. Additional information about this Minnesota company can be found at http://www.makemusic.com.
Cautionary Statements
Certain statements found in this release may constitute forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect the speaker’s current views with respect to future events and financial performance and include any statement that does not directly relate to a current or historical fact. Our forward-looking statements in this release relate to our intent to conduct a national CEO search, our intent to expand the scope of our sales team and maximize our product offering, our belief that the company can maximize shareholder value by remaining independent and building the business, the believe that MakeMusic is a good value in the marketplace and the intent to execute on the share repurchase plan. Forward-looking statements cannot be guaranteed and actual results may vary materially due to the uncertainties and risks, known and unknown, associated with such statements. Examples of risks and uncertainties for MakeMusic include, but are not limited to, the impact of emerging and existing competitors, the effectiveness of our sales and marketing initiatives, our ability to hire and retain effective sales agents and successfully implement our marketing and sales strategies, errors in management estimates with respect to the seasonality of our business, fluctuations in general economic conditions including changes in discretionary spending, and those factors described from time to time in our reports to the Securities and Exchange Commission (including our Annual Report on Form 10-K). Investors should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions investors should take into account when making investment decisions. Shareholders and other readers should not place undue reliance on “forward-looking statements,” as such statements speak only as of the date of this release. We do not intend to update publicly or revise any forward-looking statements.
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